CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$1,895,500	$190.88

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

April 2016 Pricing Supplement No. 356 Registration Statement No. 333-190038 Dated April 29, 2016 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due May 2, 2019

Based on the Value of the Worse Performing of the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Contingent Income Auto-Callable Securities offer the opportunity for investors to receive a contingent quarterly payment equal to 2.125% of the stated principal amount with respect to each quarterly determination date on which the closing level of each underlier is greater than or equal to 80% of its initial underlier value, which we refer to as a downside threshold level. If the closing level of each underlier is greater than or equal to its initial underlier value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment. However, if on any determination date the closing level of either underlier is less than its initial underlier value, the securities will not be redeemed and if the closing level of either underlier is less than its downside threshold level, investors will not receive any contingent quarterly payment for that quarterly period. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount plus the contingent quarterly payment. However, if the securities are not redeemed prior to maturity and the final underlier value of either underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value of the worse performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 80% of the stated principal amount and could be zero. Because all payments on the securities are based on the worse performing of the underliers, a decline in the closing level of either underlier below its downside threshold level on most or all of the determination dates will result in few or no contingent quarterly payments and/or a significant loss of your investment, even if the other underlier appreciates or has not declined as much. The securities are for investors who are willing to risk their principal and seek an opportunity to receive interest at a potentially above-market rate, subject to automatic early redemption, in exchange for the risk of receiving few or no contingent quarterly payments over the entire term of the securities. Investors will not participate in any appreciation of either underlier even though investors will be exposed to the depreciation in the value of the worse performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worse performing underlier is less than its downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC.  Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.  If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 4 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.  See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus addendum.

FINAL TERMS
Issuer:	Barclays Bank PLC
Reference assets:	Russell 2000® Index (Bloomberg ticker symbol “RTY<Index>”) (the “RTY Index”) and S&P 500® Index (Bloomberg ticker symbol “SPX<Index>”) (the “SPX Index”) (each an “underlier” and together the “underliers”)
Aggregate principal amount:	$1,895,500
Stated principal amount:	$10 per security
Initial issue price:	$10 per security (see “Commissions and initial issue price” below)
Pricing date:	April 29, 2016
Original issue date:	May 4, 2016
Maturity date†:	May 2, 2019, subject to postponement
Early redemption:	If, on any determination date other than the final determination date, the closing level of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the contingent payment date immediately following that determination date. The securities will not be redeemed early if the closing level of either underlier is less than its initial underlier value on the related determination date. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

•  If, on any determination date, the closing level of each underlier is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of $0.2125 (2.125% of the stated principal amount) per security on the related contingent payment date.

•  If, on any determination date, the closing level of either underlier is less than its downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Payment at maturity (per security):

•  If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level:

(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date

•  If the securities are not redeemed prior to maturity and the final underlier value of either underlier is less than its downside threshold level:

stated principal amount × underlier performance factor of the worse performing underlier

This amount will be less than the stated principal amount of $10 and will represent a loss of more than 20%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	By acquiring the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power. See “Consent to U.K. Bail-in Power” on page 4 of this document.
Downside threshold level:

With respect to the RTY Index: 904.676, which is equal to 80% of its initial underlier value (rounded to three decimal places)

With respect to the SPX Index: 1,652.240, which is equal to 80% of its initial underlier value (rounded to three decimal places)

(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$10	$10	$0.20(2) $0.05(3)	$9.75
Total	$1,895,500.00	$1,895,500.00	$47,387.50	$1,848,112.50

(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $9.642 per security. The estimated value is less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 3 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 12 of this document, on page S-6 of the prospectus supplement, on page PA-1 of the prospectus addendum and on page IS-2 of the index supplement. You should read this document together with the related prospectus, prospectus supplement, prospectus addendum and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Prospectus Addendum dated February 3, 2015	Index Supplement dated July 19, 2013

Contingent Income Auto-Callable Securities due May 2, 2019

Based on the Value of the Worse Performing of the Russell 2000® Index and the S&P 500® Index

Principal at Risk Securities

Terms continued from previous page:
Initial underlier value:

With respect to the RTY Index: 1,130.845, which is the closing level of that underlier on the pricing date

With respect to the SPX Index: 2,065.30, which is the closing level of that underlier on the pricing date

Final underlier value:	With respect to each underlier, the closing level of that underlier on the final determination date
Closing level:	With respect to each underlier, on any scheduled trading day, the closing level of that underlier as published with respect to the regular weekday close of trading on that scheduled trading day as displayed on the applicable Bloomberg Professional® service (“Bloomberg”) page as set forth under “Reference assets” above or any successor page on Bloomberg or any successor service, as applicable. Currently, whereas the RTY Index sponsor publishes the official closing level of the RTY Index to six decimal places, Bloomberg reports the closing level to fewer decimal places. As a result, the closing level of the RTY Index reported by Bloomberg may be lower or higher than the official closing level of the RTY Index published by the RTY Index sponsor. In certain circumstances, the closing level of an underlier will be based on the alternate calculation of that underlier described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” in the accompanying prospectus supplement.
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worse performing underlier:	The underlier with the lower underlier performance factor
Determination dates†:	July 29, 2016, October 31, 2016, January 30, 2017, April 28, 2017, July 31, 2017, October 30, 2017, January 29, 2018, April 30, 2018, July 30, 2018, October 29, 2018, January 29, 2019 and April 29, 2019. We also refer to April 29, 2019 as the final determination date.
Contingent payment dates†:	August 3, 2016, November 3, 2016, February 2, 2017, May 3, 2017, August 3, 2017, November 2, 2017, February 1, 2018, May 3, 2018, August 2, 2018, November 1, 2018, February 1, 2019 and the maturity date
CUSIP / ISIN:	06740Q625 / US06740Q6254
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
†	The maturity date, contingent payment dates and determination dates are subject to postponement. See “Additional Information about the Securities—Additional provisions—Postponement of maturity date and contingent payment dates,” “Additional Information about the Securities—Additional provisions—Postponement of determination dates” and “Additional Information about the Securities—Additional provisions—Market disruption events and adjustments.”

Barclays Capital Inc.

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Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Prospectus addendum dated February 3, 2015:
http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 12 of this document.

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Principal at Risk Securities

Consent to U.K. Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the securities or receive a different security, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the securities.

By your acquisition of the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

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Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities due May 2, 2019 Based on the Value of the Worse Performing of the Russell 2000® Index and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to $0.2125 (2.125% of the stated principal amount), with respect to each quarterly determination date on which the closing level of each underlier is greater than or equal to 80% of its initial underlier value, which we refer to as a downside threshold level. The closing level of at least one of the underliers could be below its downside threshold level on most or all of the determination dates so that you receive few or no contingent quarterly payments over the term of the securities.

If the closing level of each underlier is greater than or equal to its initial underlier value on any determination date other than the final determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to that determination date, in which case investors will receive no further contingent quarterly payments. If the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity will be the stated principal amount plus the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final underlier value of either underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount of their securities for every 1% that the final underlier value of the worse performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 80% of the stated principal amount and could be zero. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of the worse performing underlier and also the risk of not receiving any contingent quarterly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of either underlier.

Key Investment Rationale

The securities offer investors an opportunity to receive a contingent quarterly payment of $0.2125 (2.125% of the stated principal amount) with respect to each determination date on which the closing level of each underlier is greater than or equal to its downside threshold level. If, on any determination date other than the final determination date, the closing level of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment. The following scenarios reflect the potential payments, if any, on the securities:

Scenario 1

On any determination date other than the final determination date, the closing level of each underlier is greater than or equal to its initial underlier value.

▪  The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.

▪  Investors will not participate in any appreciation of either underlier from its initial underlier value and will receive no further contingent quarterly payments.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪  The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

▪  Investors will not participate in any appreciation of either underlier from its initial underlier value.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final underlier value of either underlier is less than its downside threshold level.

▪  The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worse performing underlier. In this case, at maturity, the securities pay less than 80% of the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final underlier value of the worse performing underlier from its initial underlier value.  For example, if the final underlier value of the worse performing underlier is 55% less than its initial underlier value, the securities will pay $4.50 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount.  Investors will lose a significant portion and may lose all of their principal in this scenario.

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Principal at Risk Securities

Selected Purchase Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You do not anticipate that the final underlier value of either underlier will be less than its downside threshold level on the final determination date, and you are willing to accept the risk that, if either underlier is, you will lose a significant portion or all of the stated principal amount of your securities.

▪	You do not anticipate that the closing level of either underlier will be less than its downside threshold level on any determination date, and you are willing to accept the risk that, if either underlier is, you may receive few or no contingent quarterly payments over the term of the securities.

▪	You are willing to accept the individual market risk of each underlier and you understand that poor performance by either underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier.

▪	You are willing to forgo participation in any appreciation of either underlier, and you understand that any return on your investment will be limited to the contingent quarterly payments that may be payable on the securities.

▪	You are willing to accept the risks associated with an investment linked to the performance of the worse performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the underliers, nor will you have any voting rights with respect to the issuers of the securities composing the underliers.

▪	You are willing to accept the risk that the securities may be automatically called prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.

▪	You are willing to assume our credit risk for all payments on the securities.

▪	You are willing to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value of either underlier will be less than its downside threshold level on the final determination date, and you are unwilling to accept the risk that, if either underlier is, you will lose a significant portion or all of the stated principal amount of your securities.

▪	You anticipate that the closing level of either underlier will be less than its downside threshold level on one or more determination dates, and you are unwilling to accept the risk that, if either underlier is, you may receive few or no contingent quarterly payments over the term of the securities.

▪	You are unwilling to accept the individual market risk of each underlier or you do not understand that poor performance by either underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier.

▪	You seek exposure to any upside performance of the underliers or you seek an investment with a return that is not limited to the contingent quarterly payments that may be payable on the securities.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worse performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the underliers.

▪	You are unwilling or unable to accept the risk that the securities may be automatically called prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market or and/or you are unable or unwilling to hold the securities to maturity if they are not automatically called.

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Principal at Risk Securities

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set forth in this preliminary pricing supplement, the prospectus supplement, the prospectus, the prospectus addendum and the index supplement. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing level of each underlier on the determination dates.

Diagram #1: Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: 100.00
Hypothetical Downside Threshold Levels:	With respect to each underlier: 80.00, which is 80% of its hypothetical initial underlier value
Contingent Quarterly Payment:	$0.2125 (2.125% of the stated principal amount)
Stated Principal Amount:	$10 per security

* Terms used for purposes of these hypothetical examples do not represent the actual initial underlier values or downside threshold levels applicable to the securities. In particular, the hypothetical initial underlier value of 100.00 for each underlier used in these examples has been chosen for illustrative purposes only and does not represent the actual initial underlier value for either underlier. Please see “Russell 2000® Index Overview” and “S&P 500® Index Overview” below for recent actual values of the underliers. The actual initial underlier value and downside threshold level with respect to each underlier are set forth on the cover of this document.

The examples below are based on the worse performing underlier as of each determination date. We make no representation or warranty as to which of the underliers will be the worse performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing level of either underlier will be on any determination date. For purposes of the examples below, the “worse performing underlier” on any determination date will be the underlier with the larger percentage decline from its initial underlier value to its closing level on that determination date.

In Examples 1 and 2, the closing level of each underlier fluctuates over the term of the securities and the closing level of each underlier is greater than or equal to its hypothetical initial underlier value of 100.00 on one of the determination dates prior to the final determination date. Because the closing level of each underlier is greater than or equal to its initial underlier value on one of the determination dates prior to the final determination date, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing level of at least one of the underliers on the determination dates prior to the final determination date is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Level of the Worse Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Level of the Worse Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	65.00	$0	N/A	95.00	$0.2125	N/A
#2	100.00	—*	$10.2125	50.00	$0	N/A
#3	N/A	N/A	N/A	65.00	$0	N/A
#4	N/A	N/A	N/A	60.00	$0	N/A
#5	N/A	N/A	N/A	80.00	$0.2125	N/A
#6	N/A	N/A	N/A	85.00	$0.2125	N/A
#7	N/A	N/A	N/A	60.00	$0	N/A
#8	N/A	N/A	N/A	95.00	$0.2125	N/A
#9	N/A	N/A	N/A	80.00	$0.2125	N/A
#10	N/A	N/A	N/A	125.00	—*	$10.2125
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the closing level of each underlier is greater than or equal to its initial underlier value and the securities are redeemed as a result.

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In Example 1, the securities are automatically redeemed following the second determination date, as the closing level of each underlier on the second determination date is greater than or equal to its initial underlier value. Following the second determination date, you receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $10 + $0.2125 = $10.2125

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

In Example 2, the securities are automatically redeemed following the tenth determination date, as the closing level of each underlier on the tenth determination date is greater than its initial underlier value. As the closing levels of each underlier on the first, fifth, sixth, eighth and ninth determination dates are greater than or equal to its downside threshold level, you receive the contingent quarterly payment of $0.2125 with respect to those determination dates. Following the tenth determination date, you receive an early redemption payment of $10.2125, which includes the contingent quarterly payment with respect to that determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the worse performing underlier has appreciated by 25% from its initial underlier value on the tenth determination date, upon early redemption you receive only $10.2125 per security and do not benefit from the appreciation of either underlier.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Level of the Worse Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Closing Level of the Worse Performing Underlier	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	65.00	$0	N/A	45.00	$0	N/A
#2	55.00	$0	N/A	60.00	$0	N/A
#3	60.00	$0	N/A	57.50	$0	N/A
#4	55.00	$0	N/A	65.00	$0	N/A
#5	45.00	$0	N/A	55.00	$0	N/A
#6	40.00	$0	N/A	60.00	$0	N/A
#7	45.00	$0	N/A	65.00	$0	N/A
#8	55.00	$0	N/A	55.00	$0	N/A
#9	62.50	$0	N/A	45.00	$0	N/A
#10	50.00	$0	N/A	67.50	$0	N/A
#11	60.00	$0	N/A	62.00	$0	N/A
Final Determination Date	50.00	$0	N/A	80.00	—*	N/A
Payment at Maturity	$5.00			$10.2125

* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worse performing underlier.

In Example 3, the closing level of at least one underlier is below its downside threshold level on each determination date throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing levels of the other underlier on any of the determination dates has appreciated or has not declined below its downside threshold level. At maturity, you are fully exposed to the decline in the closing level of the worse performing underlier. Thus, investors will receive a cash payment at maturity that is less than the stated principal amount per security, calculated as follows:

($10 × underlier performance factor of the worse performing underlier)

= $10 × (final underlier value of the worse performing underlier / initial underlier value of the worse performing underlier)

= $10 × (50.00 / 100.00) = $5.00

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In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

In Example 4, the closing level of at least one underlier is below its downside threshold level on each of the first eleven determination dates. As a result, you do not receive any contingent quarterly payments following those determination dates, even if the closing level of the other underlier on those determination dates has appreciated or has not declined below its downside threshold level. In addition, the closing level of the worse performing underlier decreases to a final underlier value of 80.00. Although the final underlier value of the worse performing underlier is less than its initial underlier value, because the final underlier value of the worse performing underlier is still not less than its downside threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10 + $0.2125 = $10.2125

In this example, although the final underlier value of the worse performing underlier represents a 20% decline from its initial underlier value, you receive the stated principal amount per security plus the contingent quarterly payment, equal to a total payment of $10.2125 per security at maturity.

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Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in either or both of the underliers or the securities composing the underliers. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, including the risk factors discussed under the following headings of the prospectus supplement (unless otherwise noted):

o	“Risk Factors—Risks Relating to All Securities”;

o	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

o	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

o	“Risk Factors—Additional Risks Relating to Securities with More than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset”; and

o	“Risk Factors—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” (in the accompanying prospectus addendum).

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of either underlier is less than its downside threshold level, you will be exposed to the decline in the closing level of the worse performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worse performing underlier. Under these circumstances, your payment at maturity will be less than 80% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly period where the closing level of either underlier on the applicable determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing level of each underlier is greater than or equal to its downside threshold level on the related determination date. If the closing level of either underlier is below its downside threshold level on any determination date you will not receive a contingent quarterly payment for the related quarterly period. The closing level of either underlier could be below its downside threshold level on most or all of the determination dates so that you receive few or no contingent quarterly payments over the term of the securities. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the securities.

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Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the securities or receive a different security, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the securities.

By your acquisition of the securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. Accordingly, your rights as a holder of the securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this document and the risk factors in the accompanying prospectus addendum for more information.

▪	You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by either underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier. To receive any contingent quarterly payments, each underlier must close at or above its downside threshold level on the applicable determination date. In addition, if the securities have not been automatically redeemed early and either underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worse performing underlier over the term of the securities on a 1-to-1 basis, even if the other underlier has appreciated or has not declined as much. Under this scenario, the value of any such payment will be less than 80% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worse performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With two underliers, it is more likely that either underlier will close below its downside threshold level on any determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment. In addition, because each underlier must close above its initial underlier value on a quarterly determination date (other than the final determination date) in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination date (other than the final determination date) than if the securities were linked to just one underlier.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

▪	Contingent repayment of principal applies only at maturity. You should be willing to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the level of each underlier is above its downside threshold level.

▪	You will not participate in any appreciation in the value of either underlier. You will not participate in any appreciation in the value of either underlier from its initial underlier value even though you will be exposed to the depreciation in the value of the worse performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worse performing underlier is less than its downside threshold level. The return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing level of each underlier is greater than or equal to its downside threshold level.

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▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. As calculation agent, Barclays Bank PLC has determined the initial underlier values and the downside threshold levels and will determine the final underlier values, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date (other than the final determination date), the worse performing underlier at maturity, whether a market disruption event has occurred and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by Barclays Bank PLC, in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final underlier value, in the event of a discontinuance of either or both underliers, may adversely affect the payment upon an automatic early redemption or at maturity.

▪	The contingent quarterly payment is based solely on the closing level of each underlier on the determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing level of each underlier on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment with respect to a quarterly period until the related determination date. Moreover, because each contingent quarterly payment is based solely on the closing level of each underlier on a specific determination date, if the closing level of either underlier on that determination date is less than its downside threshold level, you will not receive any contingent quarterly payment with respect to the related quarterly period, even if the closing level of that underlier was higher on other days during the term of the securities.

▪	Higher contingent quarterly payments are generally associated with a greater risk of loss. Greater expected volatility with respect to an underlier reflects a higher expectation as of the pricing date that the level of that underlier could close below its downside threshold level on the determination dates. A higher contingent quarterly payment will generally be indicative of this greater expected risk. However, while the contingent quarterly payment is set on the pricing date, the underliers’ volatility may change significantly over the term of the securities. The values of the underliers for your securities could fall sharply, which could result in a significant loss of principal.

▪	Investing in the securities is not equivalent to investing in either or both underliers. Investing in the securities is not equivalent to investing in either or both underliers or the securities composing the underliers. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underliers.

▪	The securities are subject to small-capitalization companies risk with respect to the RTY Index. The RTY Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the RTY Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Adjustments to the underliers could adversely affect the value of the securities. The publisher of each underlier may discontinue or suspend calculation or publication of that underlier at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have

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increased the initial underlier values and, as a result, the downside threshold levels, which are the levels at or above which the respective underliers must close on each determination date in order for you to receive a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worse performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underliers on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the value and volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the closing level of either underlier has been, or is expected to be, below its downside threshold level on any determination date;

o	correlation (or lack of correlation) of the underliers,

o	dividend rates on the securities composing the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underliers and that may affect the final underlier values; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Russell 2000® Index Overview” and “S&P 500® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is lower than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by

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many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪	We and our affiliates may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell these securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

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Russell 2000® Index Overview

The RTY Index was developed by Russell Investments (“Russell”) and is calculated, maintained and published by Russell. The RTY Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the RTY Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000. For more information about the RTY Index, see “Non-Proprietary Indices—Equity Indices—Russell 2000® Index” in the accompanying index supplement.

 Information about the RTY Index as of market close on April 29, 2016:

Bloomberg Ticker Symbol:	RTY	52 Week High:	1,295.799
Current Closing Level:	1,130.845	52 Week Low:	953.715
52 Weeks Ago (5/1/2015):	1,228.105

he following table sets forth the published high, low and period-end closing levels of the RTY Index for each quarter for the period of January 3, 2011 through April 29, 2016. The associated graph shows the closing levels of the RTY Index for each day in the same period. The closing level of the RTY Index on April 29, 2016 was 1,130.845. We obtained the closing levels below from Bloomberg, without independent verification. Although the official closing levels of the RTY Index are published to six decimal places by the RTY Index sponsor, Bloomberg reports the closing levels of the RTY Index to fewer decimal places. Historical performance of the RTY Index should not be taken as an indication of future performance. Future performance of the RTY Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the RTY Index during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the RTY Index will result in the return of any of your initial investment.

Russell 2000® Index	High	Low	Period End

2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1,078.409	989.535	1,073.786
Fourth Quarter	1,163.637	1,043.459	1,163.637
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889

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2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter (through April 29, 2016)	1,154.149	1,092.785	1,130.845

RTY Index Historical Performance— January 3, 2011 to April 29, 2016

Past performance is not indicative of future results.

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S&P 500® Index Overview

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Non-Proprietary Indices—Equity Indices—S&P 500® Index” in the accompanying index supplement.

Information about the SPX Index as of market close on April 29, 2016:

Bloomberg Ticker Symbol:	SPX	52 Week High:	2,130.82
Current Closing Level:	2,065.30	52 Week Low:	1,829.08
52 Weeks Ago (5/1/2015):	2,108.29

he following table sets forth the published high, low and period-end closing levels of the SPX Index for each quarter for the period of January 3, 2011 through April 29, 2016. The associated graph shows the closing levels of the SPX Index for each day in the same period. The closing level of the SPX Index on April 29, 2016 was 2,065.30. We obtained the closing levels below from Bloomberg, without independent verification. Historical performance of the SPX Index should not be taken as an indication of future performance. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing level of the SPX Index during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the SPX Index will result in the return of any of your initial investment.

S&P 500® Index	High	Low	Period End
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter (through April 29, 2016)	2,102.40	2,041.91	2,065.30

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SPX Index Historical Performance— January 3, 2011 to April 29, 2016

Past performance is not indicative of future results.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Record date:	One business day prior to the related contingent payment date
Postponement of maturity date and contingent payment dates:	The maturity date and any contingent payment date will be postponed if the relevant determination date is postponed due to the occurrence or continuance of a market disruption event with respect to an underlier on that determination date. In such a case, the contingent payment date or maturity date, as the case may be, will be postponed by the same number of business days from but excluding the originally scheduled determination date. See “Terms of the Notes—Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.
Postponement of determination dates:	Each determination date is a “valuation date” for purposes of the accompanying prospectus supplement and may be postponed due to the occurrence or continuance of a market disruption event on that date. See “Market disruption events and adjustments” below. Notwithstanding anything to the contrary in the accompanying prospectus supplement, each determination date, including the final determination date, may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on that date.
Market disruption events and adjustments:

The calculation agent may adjust any variable described in this document, including but not limited to the maturity date, any determination date, the underliers, the closing levels of the underliers, the initial underlier values, the final underlier values and any combination thereof as described below and in the following sections of the accompanying prospectus supplement:

•     For a description of what constitutes a market disruption event as well as the consequences of that market disruption event with respect to each underlier, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities.”
If the calculation agent determines that on any determination date, a market disruption event has occurred and is continuing with respect to either underlier, such determination date will be postponed.
If such postponement occurs, the closing level of each underlier with respect to such determination date or the final underlier value of each underlier, as applicable, shall be determined using the closing levels of each underlier on the first following scheduled trading day on which no market disruption event occurs or is continuing with respect to either underlier. In no event, however, will a determination date be postponed by more than five scheduled trading days.
If the calculation agent determines that a market disruption event has occurred and is continuing in respect of either underlier on such fifth day, the calculation agent will determine the closing level or final underlier value, as applicable, of any underlier unaffected by such market disruption event using the closing level of such underlier on such fifth day, and will determine the closing level or final underlier value, as applicable, of any underlier affected by such market disruption event using an estimate of the closing level of such underlier that would have prevailed on such fifth day in the absence of such event.

•     For a description of further adjustments that may affect the underliers, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices.”

Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk &

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Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

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ERISA:	See “Employee Retirement Income Security Act” starting on page S-114 in the accompanying prospectus supplement.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 26, 2015, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 26, 2015, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 26, 2015, which has been filed as an exhibit to the report on Form 6-K referred to above.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

his document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement, prospectus addendum and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security.

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